Exhibit 24.01

POWER OF ATTORNEY

WHEREAS, OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation (herein referred to as the “Company”) is to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-3 relating to the issuance and sale of up to $700,000,000 principal amount of debt securities and preferred stock; and

WHEREAS, each of the undersigned holds the office or offices in the Company herein below set forth opposite his or her name, respectively.

NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Peter B. Delaney and James R. Hatfield and each of them individually, his or her attorney, with full power to act for him or her and in his or her name, place and stead, to sign his or her name in the capacity or capacities set forth below to the Form S-3 Registration Statement relating to the issuance and sale of up to $700,000,000 principal amount of debt securities and preferred stock and to any and all amendments (including post-effective amendments) to such Registration Statement, and hereby ratifies and confirms all that said attorney may or shall lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 27th day of February, 2008.

Peter B. Delaney, Director and Principal
Executive Officer	/s/ Peter B. Delaney

Luke R. Corbett, Director	/s/ Luke R. Corbett

John D. Groendyke, Director	/s/ John D. Groendyke

Kirk Humphreys, Director	/s/ Kirk Humphreys

Robert Kelley, Director	/s/ Robert Kelley

Linda P. Lambert, Director	/s/ Linda P. Lambert

Robert O. Lorenz, Director	/s/ Robert O. Lorenz

Leroy C. Richie, Director	/s/ Leroy C. Richie

J. D. Williams, Director	/s/ J. D. Williams

James R. Hatfield, Principal Financial Officer	/s/ James R. Hatfield

Scott Forbes, Principal Accounting Officer	/s/ Scott Forbes

STATE OF OKLAHOMA	)
) SS
COUNTY OF OKLAHOMA	)

On the date indicated above, before me, Sharon Grigsby, Notary Public in and for said County and State, personally appeared the above named directors and officers of OKLAHOMA GAS AND ELECTRIC COMPANY, an Oklahoma corporation, and known to me to be the persons whose names are subscribed to the foregoing instrument, and they severally acknowledged to me that they executed the same as their own free act and deed.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the 27th day of February, 2008.

/s/ Sharon Grigsby
By: Sharon Grigsby
Notary Public

My commission expires:

February 17, 2010

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